News Release
Contact: Paul Goodson, Associate Vice President, Investor Relations
(866) 475-0317 x2271
investorrelations@bpiedu.com

Bridgepoint Education Reports Preliminary First Quarter 2014 Results
SAN DIEGO (May 12, 2014) - Bridgepoint Education (NYSE:BPI), a provider of postsecondary education services, announced its preliminary results for the first quarter ended March 31, 2014.
Preliminary Financial Results

•	Revenue for the first quarter of 2014 of $160.5 million.

•	Operating loss for the first quarter of 2014 of $8.0 million.

•	Net loss for the first quarter of 2014 of $4.4 million.

•	Loss per share for the first quarter of 2014 of $0.10.

•	The effective tax rate used to calculate the tax benefit for the quarter ended March 31, 2014 was 42.2%.

•	As of March 31, 2014, the Company had cash and total investments of $329.3 million.
“As we commented on our fourth quarter earnings call, first quarter revenue was similar to our 4th quarter 2013 revenue due in part to the fewer number of revenue days in the first quarter,” said Andrew Clark, CEO of Bridgepoint Education. “Additionally, during the first quarter of 2014, we saw an increase in sequential total enrollments and student retention brought about by a substantial investment in student outcomes.”
Notification of Inability to Timely File Quarterly Report on Form 10-Q
The Company has determined it will be unable to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 by the filing deadline of May 12, 2014. The Company is working to quantify the impact of an outstanding comment the Company received from the Securities and Exchange Commission. The comment was received in connection with the SEC’s review of the Company’s periodic reports, and relates to the Company’s revenue recognition policy and accounting for doubtful accounts. Specifically, the Company has historically not determined it necessary to reassess whether collectability is reasonably assured on a student-by-student basis when recognizing revenue subsequent to a student's initial enrollment with the Company's institutions. On May 2, 2014, the SEC informed the Company that such a reassessment is required under accounting principles generally accepted in the United States upon certain changes in circumstances, such as when a student loses financial aid eligibility. Based on the Company’s internal analysis to date, management has preliminarily estimated that application of a student-by-student reassessment during the quarter ended March 31, 2014 resulted in decreases in revenue and bad debt expense of $0.7 million and $0.2 million, respectively. These adjustments are reflected in the preliminary results contained herein; however, the Company’s analysis in not complete and these adjustments, and the preliminary results, may change. The Company is also evaluating whether the lack of a student-by-student reassessment (i) changes management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2013, or (ii) caused any previously issued quarterly or annual financial statements for the periods from January 1, 2011 through December 31, 2013 to be materially misstated. At this time, management is unable to conclude whether any previously issued financial statements are materially misstated. In the event any prior period is materially misstated, the financial statements for such period and those of subsequent periods will be required to be restated in an amendment to our Annual Report on Form 10-K for the year December 31, 2013. Even if no prior period financial statements are materially misstated, our previously issued financial statements and our results for the quarter ended March 31, 2014 may be required to be revised on a prospective basis.

"Under the previous revenue recognition policy, revenues recognized subsequent to a student losing financial aid eligibility and not collected were included in our bad debt expense. Going forward our policy will exclude these revenues, and will result in a corresponding decrease in our bad debt expense that will be realized over the subsequent three quarters" said Daniel Devine, CFO of Bridgepoint Education.
Student Enrollment
Total student enrollment at Bridgepoint Education's academic institutions, Ashford University and University of the Rockies, was 64,495 students at March 31, 2014, compared with 78,782 students at the end of the first quarter of 2013.
Earnings Conference Call and Webcast

The Company will host a conference call at 11:30 am ET (8:30 am PT) today to discuss its preliminary results and recent highlights. The dial-in number for callers in the United States / Canada is 866-859-7412 and for other countries, 856-452-0684. The access code for all callers is 40368911. A live webcast will also be available on the Company's website at http://bridgepointeducation.com/investor_relations.htm.

A replay of the call will be available via telephone through August 12, 2014. To access the replay, dial 855-859-2056 in the United States / Canada and 404-537-3406 outside the United States / Canada; then enter the access code 40368911.
About Bridgepoint Education

Bridgepoint Education, Inc. (NYSE:BPI) improves the way individuals learn. By harnessing creativity, knowledge and proprietary technologies, such as Constellation, Thuze®, and Waypoint Outcomes, Bridgepoint Education has re-engineered the modern student experience with innovative solutions that advance learning. Its academic institutions - Ashford University and University of the Rockies - embody the contemporary college experience. Ashford University offers associate's, bachelor's and master's degree programs while University of the Rockies offers master's and doctoral degree programs. Both provide progressive online platforms, as well as traditional campuses located in Iowa (Ashford University), and Colorado (University of the Rockies). For more information about Bridgepoint Education, call Paul Goodson, Associate Vice President of Investor Relations at (858) 848-3312.
Forward-Looking Statements

This news release contains forward-looking statements, including statements regarding preliminary results for the first quarter of 2014 and our future results. These statements involve risks and uncertainties, and the Company's actual performance may differ materially from those expressed in or suggested by such statements. Risks and uncertainties include, without limitation:

•	the outcome of the Company's ongoing internal analysis of the impact of the correction of its methodology for evaluating collectibility in connection with revenue recognition;

•
failure to comply with the extensive regulatory framework applicable to the Company and its institutions, including Title IV of the Higher Education Act and its regulations, state laws and regulatory requirements, and accrediting agency requirements;

•	adverse regulatory or legislative changes affecting the Company's institutions;

•	the imposition of fines or other corrective measures against the Company's institutions;

•	competition in the postsecondary education market and its potential impact on the Company's market share and recruiting costs; and

•	reputational and other risks related to potential compliance audits, regulatory actions, negative publicity or service disruptions.

More information on potential factors that could affect the Company's performance is included from time to time in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company's periodic reports filed with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 17, 2014, and Quarterly Report on Form 10-

Q for the quarter ended March 31, 2014, once it is filed with the SEC. Forward-looking statements are made on the basis of management's views and assumptions regarding future events and business performance as of the time the statements are made, and the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, except as required by law.

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Statement of Income
(In thousands, except per share amounts)
(Unaudited)

For the Three Months Ended
March 31, 2014

Revenue	$160,523
Costs and expenses:
Instructional costs and services	86,454
Admissions advisory and marketing	65,778
General and administrative	16,269
Total costs and expenses	168,501
Operating income (loss)	(7,978)
Other income, net	367
Income (loss) before income taxes	(7,611)
Income tax expense (benefit)	(3,212)
Net income (loss)	$(4,399)
Earnings (loss) per share:
Basic	$(0.10)
Diluted	(0.10)
Weighted average number of common shares outstanding used in computing earnings per share:
Basic	44,897
Diluted	44,897

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Balance Sheet
(In thousands)
(Unaudited)

As of March 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$219,429
Investments	46,018
Accounts receivable, net	35,119
Student loans receivable, net	965
Deferred income taxes	15,248
Prepaid expenses and other current assets	27,255
Total current assets	344,034
Property and equipment, net	90,122
Investments	63,897
Student loans receivable, net	11,283
Goodwill and intangibles, net	26,637
Deferred income taxes	18,517
Other long-term assets	2,980
Total assets	$557,470
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,576
Accrued liabilities	62,224
Deferred revenue and student deposits	108,621
Total current liabilities	177,421
Rent liability	23,377
Other long-term liabilities	9,418
Total liabilities	210,216
Total stockholders' equity	347,254
Total liabilities and stockholders' equity	$557,470

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

For the Three Months Ended
March 31, 2014

Cash flows from operating activities
Net income (loss)	$(4,399)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for bad debts	10,934
Depreciation and amortization	6,029
Amortization of premium/discount	(19)
Stock-based compensation	1,893
Excess tax benefit of option exercises	(793)
Loss on impairment of student loans receivable	265
Loss on disposal of fixed assets	80
Changes in operating assets and liabilities:
Accounts receivable	(17,346)
Prepaid expenses and other current assets	(5,882)
Student loans receivable	198
Other long-term assets	(240)
Accounts payable and accrued liabilities	9,060
Deferred revenue and student deposits	(24,084)
Other liabilities	(403)
Net cash provided by (used in) operating activities (1)	(24,707)
Cash flows from investing activities
Capital expenditures	(3,054)
Purchases of investments	(23,111)
Capitalized costs for intangible assets	(1,121)
Sales and maturities of investments	20,000
Net cash provided by (used in) investing activities	(7,286)
Cash flows from financing activities
Proceeds from exercise of stock options	2,361
Excess tax benefit of option exercises	793
Issuance of restricted stock	(1,204)
Net cash provided by financing activities	1,950
Net increase (decrease) in cash and cash equivalents	(30,803)
Cash and cash equivalents at beginning of period	249,472
Cash and cash equivalents at end of period	$218,669

(1) In the event any prior period is materially misstated, the preliminary amount shown for cash flows used in operating activities may change as a result.